UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Dorman Products, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street
Colmar, PA 18915
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DORM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Notes Offering

General

On June 16, 2026, Dorman Products, Inc. (the “Company”) issued $450,000,000 aggregate principal amount of 6.250% senior notes due June 2034 (the “Notes”), pursuant to an indenture, dated as of June 16, 2026 (the “Indenture”), among the Company, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes pay interest semi-annually on June 15 and December 15, commencing on December 15, 2026, at a rate of 6.250% per year, and mature on June 15, 2034.

Guarantees

The obligations under the Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Company’s existing and future wholly-owned subsidiaries that is a guarantor or other obligor under the Company’s Amended Credit Agreement and certain other indebtedness, as further specified in the Indenture (the “Guarantors”).

Ranking

The Notes and the Guarantees are the Company’s and the Guarantors’ general unsecured senior obligations and rank senior in right of payment to all of the Company’s and the Guarantors’ future subordinated indebtedness and pari passu in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness. The Notes and the Guarantees are effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including any borrowings under the Amended Credit Agreement (as defined below), to the extent of the value of the assets securing such indebtedness. The Notes and the Guarantees are structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of each of the Company’s subsidiaries that do not guarantee the Notes.

Optional Redemption

At any time prior to June 15, 2029, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the indenture (including any additional notes), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 106.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the proceeds of an equity offering; provided that:

(1)

at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such equity offering.

At any time prior to June 15, 2029, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to June 15, 2029.

On or after June 15, 2029, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2029	103.125%
2030	101.563%
2031 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Change of Control Triggering Event

If the Company experiences certain change of control events coupled with a downgrade in the ratings of the Notes, the Company must offer to repurchase the Notes at a repurchase price in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its subsidiaries to:

•	create liens;

•	enter into sale leaseback transactions; and

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the Company’s assets in each case subject to certain exceptions.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

* * *

The foregoing description of the Indenture, the Notes and the Guarantees is qualified in its entirety by reference to the actual terms of the Indenture and the Notes, copies of which are attached as Exhibits 4.1 and 4.2 hereto and are incorporated by reference herein.

Amended Credit Agreement

On June 16, 2026, the Company entered into an Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of August 10, 2021 (as amended by Amendment No. 1, dated as of October 4, 2022 and as further amended by Amendment No. 2, dated as of July 1, 2024, the “Original Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, the Guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent. The Amendment refinanced the existing revolving credit facility under the Original Credit Agreement with a new five-year revolving credit facility in an aggregate principal amount of $800,000,000, extending the maturity date to June 16, 2031. In addition, the Company repaid in full all outstanding term loans under the Original Credit Agreement together with unpaid interest and fees in respect thereof, with the proceeds from the issuance of the Notes. The loans under the Amended Credit Agreement are guaranteed by each of the Company’s material wholly-owned domestic subsidiaries, and are supported by a security interest in substantially all of the Company’s and its material wholly-owned domestic subsidiaries’ personal property and assets, subject to certain exceptions.

At the Company’s option, loans under the Amended Credit Agreement will bear interest at a rate equal to Term SOFR, Sterling Overnight Index Average Reference Rate, Overnight Interbank Equilibrium Rate (Tasa de Interés Interbancaria de Equilibrio de Fondeo), Euro Interbank Offered Rate or CORRA, as applicable, plus an applicable margin ranging from 1.00% to 1.750% or at an alternate base rate plus an applicable margin ranging from 0.00% to 0.750%. Undrawn revolving commitments incur a commitment fee based on the Company’s secured net leverage ratio, ranging from 0.125% to 0.250%.

The Amended Credit Agreement contains customary representations and warranties and covenants that, among other things and subject to certain exceptions, qualifications and thresholds, place limitations on our ability, and the ability of our subsidiaries, to: incur additional indebtedness; create additional liens; enter into a merger, consolidation or amalgamation or other defined “fundamental changes;” dispose of certain assets; make certain investments or acquisitions; pay dividends, or make other restricted payments; pay junior debt or make other restricted debt payments; enter into swap agreements; or enter into transactions with our affiliates. Additionally, the Amended Credit Agreement contains financial maintenance covenants that require the Company to (i) maintain a consolidated secured net leverage ratio of not more than 3.50 to 1.00 (increasing to 4.00 to 1.00 for the four fiscal quarters following certain acquisitions) and (ii) a consolidated interest coverage ratio of not less than 2.00 to 1.00.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated June 16, 2026, by and among Dorman Products, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association

4.2	Form of 6.250% Senior Notes due 2034 (included in Exhibit 4.1)

10.1	Amendment No. 3, dated June 16, 2026 to Credit Agreement, dated as of August 10, 2021, as amended by Amendment No. 1, dated as of October 4, 2022 and Amendment No. 2, dated as of July 1, 2024

104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2026

DORMAN PRODUCTS, INC.

By:	/s/ Charles W. Rayfield
Name:	Charles W. Rayfield
Title:	Senior Vice President, Chief Financial Officer and Treasurer